Exhibit 99.1

June 5, 2006

Mr. Daniel Brandano,

President, CEO, and Chairman of the Board, Dynamic Leisure Corporation

Dear Dan

Effective immediately, I hereby resign from my position as Chief Financial Officer, Vice President and Treasurer, and Director of Dynamic Leisure Corporation.

In an effort to better balance my professional and personal life, I believe it is in the best interest of the Company, my family, and myself to make a change at this time.

I would like to thank the members of the Board of Directors, and the rest of the Dynamic organization, for the chance to be part of this opportunity, and wish you all continued success.

If there is anything that I can do to help with a transition period or future needs, please don’t hesitate to contact me.

Sincerely,

Tom Busch

cc:  Robert LeVine, Esq.